UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 2, 2026

Rayonier Advanced Materials Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 001-36285

Delaware (State or other jurisdiction of incorporation or organization)	46-4559529 (I.R.S. Employer Identification No.)

1301 Riverplace Boulevard Jacksonville Florida (Address of principal executive offices)	32207 (Zip Code)

(904) 357-4600

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 2, 2026, Rayonier Advanced Materials Inc. (the “Company”) appointed Scott Sutton as its Chief Executive Officer and President, effective as of January 5, 2026. The Company also announced Mr. Sutton’s appointment to the Board of Directors of the Company (the “Board”), effective January 5, 2026, as a Class III director.

Mr. Sutton succeeds De Lyle W. Bloomquist, who, as previously disclosed on December 10, 2025, is stepping down as the Company’s Chief Executive Officer and President pursuant to the Company’s previously announced leadership transition. Mr. Bloomquist will also step down from the Board, effective January 5, 2026.

Mr. Sutton, age 61, served as the President and Chief Executive Officer of Olin Corporation from 2020-2024, where he served as a director from 2018-2024 and was appointed as Chairman of the Board from 2021-2024. Mr. Sutton was also the Chief Operating Officer of Celanese Corporation from 2017-2019 and the President, Chief Executive Officer and a director of Prince International Corporation from 2019-2020. Mr. Sutton has served as a director of Celanese from 2025 and OPAL Fuels Inc since 2025. Mr. Sutton brings more than three decades of global leadership experience in the chemicals and materials sectors.

In connection with Mr. Sutton’s appointment, the Company has entered into an offer letter with Mr. Sutton. Pursuant to the terms of the offer letter, Mr. Sutton will receive an annual base salary of $1,000,000 and is eligible to participate in the Company’s Annual Cash Incentive Program under the Corporate Bonus Plan with a target bonus of 100% of Mr. Sutton’s base salary earned for the applicable year and a potential payout between 0 and 200% of target. Mr. Sutton is also eligible to receive long-term incentive awards commencing in March 2026 with the grant date value of his equity grant being $3,300,000, comprised of restricted stock units (“RSUs”), performance share units (“PSUs”) and performance cash units (“PCUs”). For fiscal year 2026, RSUs will be 30% of the award, PSUs will be 35% of the award, and PCUs will be 35% of the award, with the performance criteria along with the vesting requirements determined in the discretion of the Compensation and Management Development Committee and governed by the 2026 Long-Term Incentive Program. Mr. Sutton will also receive a $225,000 sign-on bonus to cover relocation expenses.

In addition, in connection with the commencement of his employment, the Company will grant a PSU award to Mr. Sutton as a material inducement to his joining the Company as Chief Executive Officer in accordance with NYSE Listed Company Manual Rule 303A.08. The inducement award consists of PSUs that are eligible to vest only upon the completion of a three-year performance period, subject to Mr. Sutton’s continued employment through the end of such period. No PSUs will vest, and no shares will be issued, unless and until the three-year service requirement has been satisfied and the applicable performance thresholds have been achieved. The award provides for a threshold opportunity of 375,000 PSUs, a target opportunity of 750,000 PSUs, and a maximum opportunity of 1,500,000 PSUs, with vesting determined based on the highest average closing price of the Company’s common stock over any 60 consecutive trading-day period during the three-year performance period. If the highest average closing price during any 60 consecutive trading-day period of the three-year performance period is less than $15.00, no PSUs will vest; if such price is $15.00, the threshold number of PSUs will vest; if such price is $30.00, the target number of PSUs will vest; and if such price is $45.00 or greater, the maximum number of PSUs will vest, with vesting between performance levels determined on a straight-line basis. Any shares issued upon vesting will be subject to a one-year post-vesting holding requirement.

There are no arrangements or understandings between Mr. Sutton and any other person pursuant to which he was appointed to his position. Mr. Sutton does not have a family relationship with any director or executive officer of the Company and does not have any direct or indirect interest in any transaction in which the Company is a participant that is required to be reported in this Current Report on Form 8-K under Item 404(a) of Regulation S-K.

The Company has also entered into a Retirement and Transition Agreement with Mr. Bloomquist, which provides that he will retire from his role as President and Chief Executive Officer and as a member of the Company’s Board of Directors, effective January 5, 2026. To support a smooth leadership transition, Mr. Bloomquist has agreed to continue to be employed by the Company as an Advisor to the Chief Executive Officer through his retirement from the Company on May 13, 2026, unless earlier terminated pursuant to the terms of the Retirement and Transition Agreement. During the transition period, Mr. Bloomquist will receive continued base salary and will remain eligible to receive his annual cash incentive bonus for 2025, in accordance with the terms of the Company’s annual cash incentive program. The Retirement and Transition Agreement further provides that Mr. Bloomquist will not participate in the Company’s 2026 equity long-term incentive program with respect to new awards, but will remain eligible to participate in the Company’s annual cash incentive program for 2026 at his target level, with any bonus payable, if earned, without proration and in accordance with the terms and timing of that program.

The foregoing description of the offer letter and Retirement and Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the offer letter and Retirement and Transition Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release dated January 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER ADVANCED MATERIALS INC.

Date: January 5, 2026	By:	/s/ Richard Colby Slaughter
	Name:	Richard Colby Slaughter
	Title:	Senior Vice President, General Counsel and Corporate Secretary